Exhibit 10.7

As of June 28, 2005

Boulder Specialty Brands, Inc.

6106 Sunrise Ranch Drive

Longmont, Colorado 80503

Roth Capital Partners, LLC

24 Corporate Plaza

Newport Beach, CA 92660

Re:	Initial Public Offering

Gentlemen:

The undersigned stockholder of Boulder Specialty Brands, Inc. (the “Company”), in consideration of Roth Capital Partners, LLC (“Roth Capital”) entering into an engagement letter dated June 21, 2005 (“Engagement Letter”) to underwrite an initial public offering of the securities of the Company (“IPO”) and proceeding with the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 9 hereof):

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote (i) all Insider Shares owned by the undersigned in accordance with the majority of the votes cast by the holders of the IPO Shares, and (ii) all other shares of common stock then owned by it, whether purchased in or after the IPO, in favor of a Business Combination, as a result of which the undersigned acknowledges and agrees that it will not be entitled to exercise the conversion rights offered to the Company’s public stockholders as to any other shares of common stock owned by it.

2. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned (i) will take all reasonable actions within his, her or its power to cause the Company to liquidate as soon as reasonably practicable, (ii) waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company, including, without limitation, any distribution of the Trust Account (as defined in the Engagement Letter) as a result of such liquidation with respect to his, her or its Insider Shares (“Claim”), (iii) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company except as and to the extent an agreement is otherwise disclosed in the Company’s registration statement relating to the IPO or as described in paragraph 5 below, and (iv) will not seek recourse against the Trust Account for any reason whatsoever.

3. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Roth Capital that the business combination is fair to the Company’s stockholders from a financial perspective.

4. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned (“Affiliate”) will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination.

5. The undersigned agrees that none of the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept, and the undersigned, on behalf of the undersigned and the aforementioned parties, hereby waives any rights to a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

6. The undersigned will escrow his, her or its Insider Shares for the three year period commencing on the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

7. The undersigned represents and warrants that:

(a) he, she or it is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he, she or it has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he, she or it has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

8. The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement.

9. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, stock exchange, asset or stock acquisition, reorganization or otherwise and as otherwise described in the registration statement relating to the IPO, of an operating business in the food or beverage industries; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by Insiders prior to the IPO; and (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

Stockholder: Caroline Elise Hughes Irrevocable Trust

By:	/s/ Grace W. Hughes
Signature

Its:	Trustee